                      SECURITIES AND EXCHANGE COMMISSION
                        Washington, D. C.  20549-1004



                                   FORM 8-K

                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934



     Date of Report (Date of earliest event reported):  August 24, 1995



                       KEMPER FINANCIAL COMPANIES, INC.
            (Exact name of registrant as specified in its charter)


   Delaware                      0-15253                   36-3451068

   (State or other        (Commission File Number)       (I.R.S. Employer
   jurisdiction of                                     Identification Number)
   incorporation or
   organization)

   One Kemper Drive                                           60049
   Long Grove, Illinois                                    (Zip Code)
   (Address of principal
   executive offices)


     Registrant's telephone number, including area code:  (708) 320-4700



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                       Kemper Financial Companies, Inc.


                                   FORM 8-K

                                                                         Page

     ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS....................... 3

     ITEM 5.  OTHER EVENTS............................................... 5

     ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.......................... 6

     SIGNATURES......................................................... 14





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     ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

     DIVESTITURE OF SECURITIES BROKERAGE SEGMENT

     On September 13, 1995, Kemper Corporation ("Kemper") and Kemper Financial Companies, Inc. ("KFC" or the "Company") completed the divestiture of their securities brokerage segment. These discontinued operations consist of EVEREN Securities Holdings, Inc., formerly Kemper Securities Holdings, Inc. ("ESHI"), and its subsidiaries. In connection with the divestiture, ESHI became wholly owned by EVEREN Capital Corporation, a newly formed Delaware corporation ("EVEREN"), and EVEREN became an independent employee owned company with publicly traded preferred stock. Completion of the divestiture satisfied an important condition to Kemper's previously announced proposed merger transaction. See "Merger Transaction Update" in Item 5 below of this Current Report on Form 8-K.

     As part of the divestiture, Kemper distributed 1,202,805 shares of Series A Exchangeable Preferred Stock of EVEREN, having a liquidation preference of $25 per share (an aggregate liquidation preference of $30.1 million) and a dividend rate of 13.5% per annum (the "Exchangeable Preferred Stock"), to holders of shares of common stock of Kemper ("Kemper Common Stock") and to holders of certain Kemper Common Stock options and phantom stock units as a taxable distribution (the "Kemper Distribution"). On the same day as the Kemper Distribution, KFC sold 10,437,781 shares of common stock, par value $.01 per share, of EVEREN (the "EVEREN Common Stock"), representing all of the shares of EVEREN Common Stock then held by KFC, to the EVEREN Capital Corporation 401(k) and Employee Stock Ownership Trust which is part of the EVEREN Capital Corporation 401(k) and Employee Stock Ownership Plan (the "KSOP"), for an aggregate purchase price of $71.4 million in cash, of which $46.4 million was paid on September 13, 1995 and $25.0 million is to be paid not later than January 2, 1996 (the "KSOP Purchase," and together with the Kemper Distribution, the "Transfers").

     Immediately prior to the Transfers, (i) Kemper and KFC contributed to ESHI and its subsidiaries intercompany indebtedness of approximately $81.8 million owed by ESHI and its subsidiaries to Kemper, KFC and their subsidiaries, (ii) a KFC subsidiary purchased certain illiquid securities from ESHI for approximately $15.6 million, (iii) Kemper assumed in their entirety (and KFC agreed to indemnify Kemper with respect thereto) all of EVEREN's obligations with respect to certain specified outstanding litigation matters (including the Melridge securities litigation matter described in Item 3, Legal Proceedings, of the Company's 1994 Annual Report on Form 10-K), (iv) KFC transferred to EVEREN all of the outstanding shares of common stock of ESHI in exchange for 10,437,681 shares of EVEREN Common Stock and 1,202,805 shares of Exchangeable Preferred Stock, and (v) Kemper purchased from KFC, at a price of approximately $30.1 million, all of the outstanding shares of Exchangeable Preferred Stock then held by KFC in repayment of intercompany indebtedness owed by KFC to Kemper (collectively, the "Preliminary Transactions").

     Kemper and EVEREN, and certain of their respective subsidiaries, entered into certain agreements setting forth the various actions agreed to be

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     taken by such parties to effectuate the Transfers and the Preliminary
     Transactions and also to provide for, among other things, (i) the orderly separation of EVEREN and its subsidiaries from Kemper and the Company,
     (ii) the indemnification of EVEREN by KFC for the first $20.0 million of employer contributions (other than 401(k) contributions) to the KSOP,
     (iii) the provision by EVEREN and Kemper and the Company of certain support services to each other for a period of time following the Transfers, (iv) the limited use by EVEREN of the "Kemper" name for transitional purposes only, (v) indemnities from EVEREN to Kemper and its subsidiaries with respect to all liabilities arising out of the operation of the business of EVEREN not specifically assumed by Kemper or a subsidiary of the Company, (vi) indemnities from Kemper to EVEREN with respect to all liabilities arising out of the operation of the business of Kemper and its subsidiaries (other than that of EVEREN and its subsidiaries), and (vii) the allocation and management of certain tax matters. Certain agreements entered into by Kemper and the Company and their subsidiaries in connection with the Transfers and the Preliminary Transactions are filed as exhibits to this Current Report on Form 8-K and are incorporated herein by reference.

     ESHI and subsidiaries have been reported as discontinued operations in the Company's periodic reports since the first quarter of 1995. See the pro forma financial statements included in Item 7 below in this Form 8-K.





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     ITEM 5.  OTHER EVENTS

     A.  KFS ACQUISITION OF DREMAN ASSETS

     On August 24, 1995, the Company's principal asset management subsidiary, Kemper Financial Services, Inc. ("KFS"), announced the completion of the acquisition of substantially all of the assets of Dreman Value Management, L.P. ("Dreman"), including assignment of the Dreman-managed mutual funds' advisory contracts. The acquisition required an initial cash payment of approximately $18 million and calls for contingent cash payments in future periods.

     The four Dreman mutual funds account for approximately $60 million of assets under management and, following the acquisition, were renamed as follows: the Kemper-Dreman High Return Fund, the Kemper-Dreman Small Cap Value Fund, the Kemper-Dreman Contrarian Fund, and the Kemper-Dreman Fixed Income Fund. Dreman also had approximately $1.5 billion of institutional assets under management which, subject to advisory client approvals, would be managed by a KFS subsidiary. The acquisition broadened KFS' retail and institutional product offerings to include the value style of equity investing and complement KFS' growth style.



     B.  MERGER TRANSACTION UPDATE

     On September 6, 1995, Kemper announced a $0.30 per share adjustment in the merger consideration to be received by its common stockholders in the previously announced proposed merger transaction with an investor group comprised of Zurich Insurance Company and Insurance Partners. Kemper and the investor group agreed to the adjustment, to $49.80 per share from $49.50 per share, because of increased benefits to the investor group from modifications announced in late August with respect to the plan to divest the securities brokerage segment.

     Completion of the merger transaction is subject to certain conditions, including certain approvals by state insurance regulators and the common stockholders of Kemper. On September 26, 1995, the investor group filed with the Illinois Department of Insurance a Form A seeking approval of the change of control of Kemper's life insurance subsidiaries. At special meetings held September 19, 1995, the shareholders of investment companies with assets managed by KFS and its subsidiaries (the "Kemper Funds") representing more than 90 percent of the Kemper Funds' net assets approved new investment advisory contracts with KFS and its asset management subsidiaries, as required to satisfy one of the conditions to the merger agreement. The investor group has informed Kemper that it currently expects that the transaction will close in early January 1996. In connection with this transaction, KFS will be sold to Zurich Insurance Company for approximately $932 million.





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     ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS


     (a)  Financial statements of business acquired - not applicable.


     (b)  Pro forma financial information.

     The following unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 1995 and the year ended December 31, 1994 present the Company's results of operations as adjusted to give effect to the divestiture of ESHI and its subsidiaries as if it occurred on January 1, 1994. The accompanying unaudited pro forma consolidated balance sheet as of June 30, 1995 presents the Company's financial position as if the divestiture occurred on June 30, 1995. The Company's historical financial statements reflected ESHI and its subsidiaries as discontinued operations since the first quarter of 1995 and as the Company's securities brokerage segment in and for 1994.

     The pro forma financial statements should be read in conjunction with the Company's consolidated financial statements and notes thereto previously filed as part of the Company's most recent annual and quarterly reports on Forms 10-K and 10-Q. The pro forma information below is provided for informational purposes only and is not necessarily indicative of what the actual financial position or results of operations of the Company would have been had the transactions actually occurred on the dates indicated, nor does it purport to indicate the future financial position or results of operations of the Company. Results of operations for the six months ended June 30, 1995 may not be indicative of results of operations to be expected for a full year. The pro forma adjustments are based upon available information and assumptions believed to be reasonable in the circumstances. There can be no assurance that such information and assumptions will not change from those reflected in the pro forma financial statements and notes thereto.





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KEMPER FINANCIAL COMPANIES, INC. AND SUBSIDIARIES
PRO FORMA CONSOLIDATED BALANCE SHEET
AS OF JUNE 30, 1995
(in thousands, except share data)
(unaudited)

                                                                                 Pro Forma
                                                                 Historical     Adjustments     Pro Forma
ASSETS
        Investments:
          Fixed maturities available for sale, at  fair value
             (cost 1995, $3,583,537; 1994, $3,711,839)           $3,614,993      15,859 (1)     $3,630,852
          Short-term investments                                    191,800                        191,800
          Joint venture mortgage loans                              413,197                        413,197
          Third-party mortgage loans                                302,407                        302,407
          Other real estate-related investments                     236,157                        236,157
          Policy loans                                              281,691                        281,691
          Other invested assets                                      45,045                         45,045
                                                                 -----------------------------------------
             Total investments                                    5,085,290      15,859          5,101,149

        Cash                                                        283,177      46,400 (2)        267,318
                                                                                (46,400)(3)
                                                                                (15,859)(1)
        Other accounts and notes receivable                         457,021      25,000 (4)        491,021
                                                                                  9,000 (5)
        Reinsurance recoverable                                     550,607                        550,607
        Deferred insurance acquisition costs                        286,956                        286,956
        Deferred investment product sales costs                     154,466                        154,466
        Fixed assets, at cost less accumulated depreciation          39,505                         39,505
        Other assets                                                 13,088                         13,088
        Net assets of discontinued operations                       132,686    (102,616)(6)              0
                                                                                (30,070)(6)(7)
        Assets of separate accounts                               1,641,106                      1,641,106
                                                                 -----------------------------------------
                Total assets                                     $8,643,902     (98,686)        $8,545,216
                                                                 =========================================
LIABILITIES
        Future policy benefits                                   $4,645,628                     $4,645,628
        Other accounts payable and liabilites                       901,049      (4,083)(8)        896,966
        Notes payable                                             1,112,096     (30,070)(7)      1,035,626
                                                                                (46,400)(3)
        Convertible debentures                                       26,676                         26,676
        Liabilites of separate accounts                           1,641,106                      1,641,106
                                                                 -----------------------------------------
                Total liabilites                                  8,326,555     (80,553)         8,246,002
                                                                 -----------------------------------------
Commitments and contingent liabilites

STOCKHOLDERS' EQUITY
        Class A common stock-$.10 par value
           authorized 135,000,000 shares; outstanding 1995
           and 1994, 43,268,038 shares                                4,327                          4,327
        Additional paid-in capital                                  442,828                        442,828
        Unrealized loss on foregn currency translations             (21,938)                       (21,938)
        Unrealized gain on investments                               13,308                         13,308
        Retained deficit                                           (121,178)    (18,133)(9)       (139,311)
                                                                 -----------------------------------------
                Total stockholders' equity                          317,347     (18,133)           299,214
                                                                 -----------------------------------------
                Total liabilities and stockholders' equity       $8,643,902     (98,686)        $8,545,216
                                                                 =========================================


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


     Notes to Pro Forma Consolidated
     Balance Sheet
     as of June 30, 1995


     (1)  Purchase of illiquid securities from ESHI.

     (2)  Receipt of cash proceeds on date of divestiture.

     (3) Use of cash proceeds (see Note 2 above) to repay certain borrowings from Kemper.

     (4) Receivable for the remainder of the purchase price payable by the KSOP no later than January 2, 1996.

     (5) Federal income tax benefit recorded in the third quarter of 1995 due to modifications to original plan of divestiture.

     (6) Elimination of net assets of the discontinued securities brokerage operations.

     (7) Use by KFC of EVEREN Preferred Stock to repay certain borrowings from Kemper.

     (8)  Adjustment of intercompany payables and receivables.

     (9) Reflects additional (third-quarter 1995) loss on divestiture, net of tax.





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KEMPER FINANCIAL COMPANIES, INC. AND SUBSIDIARIES
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 1995
(in thousands, except per share data)
(unaudited)

                                                                            Pro Forma
                                                             Historical    Adjustments     Pro Forma
REVENUE
Investment management and other fees                         $164,139                      $164,139
Commissions                                                    26,160                        26,160
Investment income                                             186,648                       186,648
Securities gain, net                                            1,130                         1,130
Realized investment loss                                      (23,225)                      (23,225)
Other income                                                   24,133                        24,133
                                                             --------------------------------------
        Total revenue                                         378,985              0        378,985
                                                             --------------------------------------
EXPENSES
Operating expenses                                            131,286                       131,286
Benefits and interest credited to policyholders               123,197                       123,197
Commissions                                                    40,523                        40,523
Deferral of mutual fund and insurance acquisition costs       (34,839)                      (34,839)
Amortization of mutual fund
   and insurance acquisition costs                             48,566                        48,566
Interest expense                                               50,843         (3,427)(1)     47,416
                                                             --------------------------------------
        Total expenses                                        359,576         (3,427)       356,149
                                                             --------------------------------------
        Earnings from continuing operations before tax         19,409          3,427         22,836
Income tax expense                                             22,681          1,199 (2)     23,880
                                                             --------------------------------------
        Gain (loss) from continuing operations                 (3,272)         2,228         (1,044)

Gain (loss) from discontinued operations, net of tax           (2,712)         2,712 (3)         --
Gain (loss) on divestiture
   of discontinued operations, net of tax                     (66,536)        66,536 (4)         --
                                                             --------------------------------------
          Net income (loss)                                  ($72,520)        71,476        ($1,044)
                                                             ======================================

Gain (loss) per share from continuing operations               ($0.08)         $0.06         ($0.02)
Gain (loss) per share from discontinued operations              (1.60)          1.60             --
                                                             --------------------------------------
          Net income (loss) per share                          ($1.68)          1.66         ($0.02)
                                                             ======================================


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

     Notes to Pro Forma Consolidated
     Statement of Operations
     for the six months ended June 30, 1995


     (1) Reduction of interest expense due to KFC's use of proceeds from sale of ESHI to repay $76.5 million of borrowings from Kemper.

     (2) Federal income tax increase due to reduction of interest payable to Kemper. (See note (1) above.)

     (3) Elimination of income from discontinued securities brokerage operations.

     (4) Elimination of the loss on divestiture recorded by KFC in the first half of 1995. (KFC recorded in the third quarter of 1995 an additional loss on divestiture of approximately $18.1 million.)





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KEMPER FINANCIAL COMPANIES, INC. AND SUBSIDIARIES
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 1994
(in thousands, except per share data)
(unaudited)

                                                                          Pro Forma
                                                            Historical   Adjustments     Pro Forma
REVENUE
Investment management and other fees                         $381,215     (23,011)(1)    $358,204
Commissions                                                   408,430    (343,533)(1)      64,897
Investment income                                             405,374     (67,594)(1)     337,780
Securities gain (loss), net                                    17,016     (17,602)(1)        (586)
Realized investment loss                                      (84,058)                    (84,058)
Other income                                                   96,474     (45,230)(1)      51,244
                                                            -------------------------------------
        Total revenue                                       1,224,451    (496,970)        727,481
                                                            -------------------------------------
EXPENSES
Operating expenses                                            786,198    (494,713)(2)     291,485
Benefits and interest credited to policyholders               248,494                     248,494
Commissions                                                    68,991      23,579 (2)       92,570
Deferral of mutual fund and insurance acquisition costs       (68,641)                    (68,641)
Amortization of mutual fund
  and insurance acquisition costs                              78,132                      78,132
Interest expense                                              119,856     (38,610)(2)      75,706
                                                                           (5,540)(3)
                                                            -------------------------------------
        Total expenses                                      1,233,030    (515,284)        717,746
                                                            -------------------------------------
        Earnings (loss) from
           continuing operations before tax                    (8,579)     18,314           9,735
Income tax expense (benefit)                                  (11,743)     10,537 (4)         733
                                                                            1,939 (5)
                                                            -------------------------------------
          Net income                                           $3,164       5,838          $9,002
                                                            =====================================

          Net income  per share                                 $0.07        0.14           $0.21
                                                            =====================================


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     Notes to Pro Forma Consolidated
     Statement of Operations
     for the year ended December 31, 1994


     (1) Elimination of the discontinued operations' revenue from the historical consolidated statement of operations for the year ended December 31, 1994, when such operations were classified as the Company's securities brokerage segment.

     (2) Elimination of the discontinued operations' expense. (See note (1) above.)

     (3) Reduction of interest expense payable by KFC to Kemper due to KFC's repayment of $76.5 million of its borrowings from proceeds of the sale of EVEREN common stock to the KSOP.

     (4) Federal income tax adjustment due to elimination of securities brokerage revenue and expenses.

     (5) Federal income tax adjustment due to reduction of interest expense payable to Kemper.





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     (c)  Exhibits

     Exhibit No.
     -----------

        10 Transactions Agreement, dated as of September 13, 1995, between EVEREN Capital Corporation ("EVEREN"), Kemper Financial Companies, Inc. ("KFC") and Kemper.*

        99.1 Interim Services Agreement, dated as of September 13, 1995, between EVEREN and Kemper.*

        99.2 Stock Purchase Agreement, dated as of September 13, 1995, between EVEREN and KFC.*

        99.3 Stock Purchase Agreement, dated as of September 13, 1995, between the Trustee of the EVEREN Capital Corporation 401(k) and Employee Stock Ownership Trust and KFC.*

        99.4 Securities Purchase Agreement, dated as of September 13, 1995, between EVEREN Securities Holdings, Inc. ("ESHI") and KFC.*

        99.5 Assumption Agreement, dated as of September 13, 1995, between Kemper and EVEREN Securities, Inc. ("ESI").*

        99.6 Names Agreement, dated as of September 13, 1995, among EVEREN, ESHI, ESI, EVEREN Clearing Corp. and Kemper.*

        99.7 Tax Sharing Agreement, dated as of September 13, 1995, between EVEREN and Kemper.*

        99.8 Employee Benefits Agreement, dated as of September 13, 1995, among Kemper, Kemper Financial Services, Inc., INVEST Financial Corporation and EVEREN.*



     *The nine asterisked exhibits above are incorporated herein by reference to exhibits nos. 10.1, 10.2, 10.3, 10.4, 10.5, 10.6, 10.12, 10.13 and
     10.14, respectively, to the Current Report on Form 8-K filed
     September 27, 1995 by EVEREN Capital Corporation (file no. 1-13864).





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                                  SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                    KEMPER FINANCIAL COMPANIES, INC.


                                    By:  /s/JOHN H. FITZPATRICK
                                         ----------------------
                                         John H. Fitzpatrick
                                         Executive Vice President
                                         and Chief Financial Officer

     September 28, 1995





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